UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549






FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 1, 1995









				3Com Corporation
	     (Exact name of registrant as specified in its charter)


	California                       0-12867                94-2605794
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)



	5400 Bayfront Plaza     95052
	Santa Clara, California (Zip
Code)
(Address of principal executive offices)





Registrant's telephone number, including area code:  (408) 764-5000






Item 2.         Acquisition or Disposition of Assets

	(a) On May 1, 1995, pursuant to an Acquisition and Exchange Agreement dated March 22, 1995 (the "Agreement") among 3Com
Corporation (the "Company") and all the holders of Ordinary
Shares and options of Sonix Communications Limited ("Sonix"), a
United Kingdom corporation, the Company acquired all the outstanding shares of Sonix stock (the "Acquisition"). Under the terms of the Agreement, the shareholders of Sonix transferred all of the outstanding stock of Sonix to the Company, in exchange for which they received an aggregate of approximately 1.2 million shares of 3Com common stock with an aggregate value of approximately $68.9 million. The exchange ratio for the conversion into the Company's common stock was 2.0138 shares per share of Sonix stock. The Acquisition was accounted for as a pooling of interests.

	The consideration paid by the Company for the Sonix stock was the result of arms-length negotiations between the Company and Sonix. Sonix had calendar year 1994 revenues of approximately $20 million. Sonix survives the merger as a wholly-owned subsidiary of the Company.

	Under the terms of the Agreement, a portion of such stock issued by the Company was deposited into an escrow account as security for the indemnification of the Company by Sonix for breaches of the representations, warranties and covenants of Sonix set forth in the Agreement. Except with respect to breaches of certain representations and warranties, such account is the sole and exclusive source of any claim or remedy by the Company against Sonix or its shareholders in connection with the Acquisition. Subject to reduction based on outstanding or resolved claims, the stock in such account will be distributed to the Sonix shareholders.

	Prior to the Acquisition, no material relationship existed between the Company and Sonix or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

	Sonix is engaged in the business of developing, manufacturing and marketing internetworking equipment. The
Company intends to continue such business.

Item 7.         Financial Statements, Pro Forma Financial
		Information and Exhibits

	(a)     Not applicable.

	(b) The pro forma financial information of Sonix required pursuant to Article 11 of Regulation S-X is incorporated herein by reference to the Company's
		Registration Statement on Form S-4 as filed on March
		23, 1995, and as amended.

	(c) The following exhibit is attached hereto and filed herewith:

		7.1* Acquisition and Exchange Agreement dated March 22, 1995 among 3Com Corporation and all the holders of Ordinary Shares and options of Sonix
			Communications Limited.

		7.2* Escrow Agreement dated March 22, 1995 among 3Com Corporation, the shareholders of Sonix
			Communications Limited and the Escrow Agent.


		   * Confidential treatment has been requested as to a portion of this Exhibit.





SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	3COM CORPORATION



May 16, 1995                   By:       /s/   Christopher B. Paisley
					-----------------------------
					       Christopher B. Paisley
					       Chief Financial Officer








































INDEX TO EXHIBITS




Exhibit Document

7.1* Aquisition and Exchange Agreement dated March 22, 1995 among 3Com Corporation and all the holders of Ordinary
	Shares and options of Sonix Communications Limited


7.2*    Escrow Agreement dated March 22, 1995 among 3Com
	Corporation, the shareholders of Sonix Communications
	Limited and the Escrow Agent.


     * Confidential treatment has been requested as to a portion of this Exhibit.